For immediate release

MILLER ENERGY RESOURCES PROVIDES UPDATE ON ALASKAN ASSETS
RU-2 Underway, Acreage Acquired and Gas Sales Being Negotiated
ANCHORAGE, AK - (April 30, 2013). Miller Energy Resources, Inc. ("Miller" or "the Company") (NYSE: MILL) today announced certain operational updates regarding progress and plans for the RU-2, Otter #1 and Olsen Creek #1 wells, along with details on recent acquisitions and its plans to sell gas from the Cook Inlet.
RU-2 Update
Cook Inlet Energy, LLC (“CIE”), Miller's wholly owned operating subsidiary has begun the work-over of the RU-2 well from the Osprey platform. The work-over called for abandoning the compromised portion of the wellbore followed by sidetracking the well to a similar and favorable bottomhole location. The de-completion and abandonment of the compromised section of the well went as planned and was followed by setting the whipstock and milling a window through the 9-5/8” casing.  Thirty percent of the new hole has been directionally drilled to a depth of 10,372 feet with a projected total depth of 15,451 feet.  New well logs generated by this sidetrack are closely following and similar to those produced when the RU-2 well was first drilled in 2002. RU-2 was originally put on production December 14, 2002 and had a historical initial production rate of approximately 2,000 BOPD with cumulative production of 462,000 barrels of oil. A third party reserve report shows net oil reserves of 949,000 barrels and a NPV-10 of $58.8 million. The Company estimates that the remaining portion of the work-over procedure will take four weeks to complete.
Olson Creek #1 and Otter #1

Final road construction near the Otter #1 well pad is scheduled to be completed and available for a rig move during the month of May. Preparation are being arranged to thaw rig-34 components from its winter stack on the pad and an expected spud date on the Olsen Creek #1 well will be no later than June 15th in order to meet land owner work commitments. Miller plans to deepen Otter #1 subsequent to the completion of Olsen Creek #1.

Leased Acreage Acquisition

CIE has reached an agreement with Mental Health Land Office, increasing asset acreage over the Olson Creek prospect by 1,660 acres bringing the total to 13,421 acres. In addition, CIE has increased its Alaska oil & gas leaseholds by 40,478 acres. The new leases are located on both the West and East sides of the Cook Inlet. The leases were issued as a result of CIE's success at the State of Alaska's Cook Inlet Areawide Lease Sale in May of 2012 where CIE was the high bidder on approximately 54,084 acres. Issuance of the remaining acreage is still pending.
“We expect this additional acreage to substantially increase the possible gas reserves for CIE in the Olsen Creek prospect” explained David Hall, CEO of Cook Inlet Energy. “The company's success in increasing the size of our leaseholds here is also a welcomed addition to our core asset area.”
Gas Sales

In March saw the addition of Mark Slaughter, who joined CIE as Commercial Manager.  Mark brings over 16 years of oil & gas operations experience in Alaska. Previously, Mark managed the gas purchases and for the largest natural gas utility in Alaska.
“We welcome Mark to the team” stated Scott Boruff, CEO of Miller Energy Resources. “His extensive experience with natural gas transactions in the Cook Inlet has brought immediate benefits to the company. As the direct result of his efforts, we are currently in negotiations with multiple buyers for contracts. We expect to have our first commercial gas sales sometime in May and to achieve our goal of up to 2 MMCF/day in gas sales from existing producing wells.”

About Miller Energy Resources
Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple basins in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin which includes the Mississippian Limestone and Chattanooga Shale formations. Miller is headquartered in Knoxville, Tennessee with additional offices in Anchorage, Alaska and Huntsville, Tennessee. The company's common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources, Inc.'s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2012. Miller Energy Resources, Inc.'s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

Contact:
Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us